UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 1, 2025

Latham Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40358	83-2797583
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

787 Watervliet Shaker Road, Latham, NY	12110
(Address of principal executive offices)	(Zip Code)

(800) 833-3800
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	SWIM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

On August 5, 2025, Latham Group, Inc. (the “Company”) issued a press release announcing its financial results for the fiscal second quarter ended June 28, 2025. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information furnished with this Item 2.02 (including Exhibit 99.1 referenced under Item 9.01 below) of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 1, 2025 and effective on August 5, 2025, the Board of Directors of the Company (the “Board”) increased the size of the Board from eight to nine directors, and appointed Jeffrey T. Jackson, age 59, to the Board as a Class III member of the Board for a term expiring at the Company’s 2027 annual meeting of stockholders and as a member of the Audit Committee of the Board (the “Audit Committee”). Mr. Jackson will receive compensation under the Company’s Non-Employee Director Compensation Plan and enter into the Company’s standard form of indemnity agreement for directors, both of which were previously filed with the Securities and Exchange Commission (the “SEC”). Mr. Jackson does not have a material interest in any transaction that is required to be disclosed under Item 404(a) of Regulation S-K. The Board has determined that Mr. Jackson is an independent director of the Board, that he qualifies as an “audit committee financial expert” under SEC rules, and that he satisfies all applicable requirements to serve on the Audit Committee, including without limitation the applicable requirements of the Nasdaq Global Select Market and the Exchange Act.

Since May 2024, Mr. Jackson has served as the Chief Executive Officer of Cabinetworks Group, Inc., the country’s largest privately-owned cabinet manufacturer. Prior to Cabinetworks Group, Mr. Jackson served as the President and Chief Executive Officer of PGT Innovations, Inc. (NYSE: PGTI), a manufacturer of windows, doors and garage doors from January 2018 to May 2024, and held other roles at PGT Innovations since 2005, including Chief Financial Officer from 2005 to 2014 and Chief Operating Officer from 2014 to 2018. Prior to PGT Innovations, Mr. Jackson held various executive management roles with companies such as The Hershey Company (NYSE: HSY), a global confectionary leader, Mrs. Smith’s Bakeries, a leading frozen desert company and business unit of Flower Foods, Inc. (NYSE: FLO), The Coca-Cola Company (NYSE: KO), a total beverage company with products sold in more than 200 countries and territories, and KPMG LLP (formerly known as KPMG Peat Marwick LLP), a global network of professional firms providing audit, tax and advisory services. Since January 2024, Mr. Jackson has served as a director, a member of the audit committee and as chair of the compensation committee of Smith Douglas Homes Corp. (NYSE: SDHC), a nationally ranked home builder, and as a director and a member of the compensation committee of Astec Industries, Inc. (NASDAQ: ASTE), a manufacturer of specialized equipment for asphalt road building, aggregate processing and concrete production. Mr. Jackson holds a Bachelor of Business Administration from the University of West Georgia and is a Certified Public Accountant in Georgia.

Item 7.01	Regulation FD Disclosure.

In connection with Jeffrey T. Jackson’s appointment to the Audit Committee, DeLu Jackson has ceased service as a member of the Audit Committee effective on August 5, 2025.

On August 5, 2025, the Company issued a press release announcing the appointment of Jeffrey T. Jackson as a member of the Board and Audit Committee, which is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

The information furnished with this Item 7.01 (including Exhibit 99.2 referenced under Item 9.01 below) of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release of Latham Group, Inc., dated August 5, 2025, reporting financial results for the fiscal second quarter ended June 28, 2025

99.2	Press release of Latham Group, Inc., dated August 5, 2025, regarding director matters

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 5, 2025	LATHAM GROUP, INC.

	By:	/s/ Scott M. Rajeski
	Name:	Scott M. Rajeski
	Title:	Chief Executive Officer and President